Exhibit 99.1

Veris Residential, Inc. Announces Public Offering of Common Stock

June 17, 2024 4:01 PM

JERSEY CITY, N.J., PRNewswire—Veris Residential, Inc. (NYSE: VRE) (the “Company”) announced today that it has commenced an underwritten public offering of 10,500,000 shares of its common stock.

J.P. Morgan, Goldman Sachs & Co. LLC and BofA Securities are acting as the joint book-running managers for the offering.

The underwriters are expected to be granted a 30-day option, exercisable in whole or in part from time to time, to purchase up to an additional 1,575,000 shares of the Company’s common stock.

The Company intends to use the net proceeds from the offering to fund its pending acquisition of 55 Riverwalk Place, a 348 unit residential asset with 48,000 square feet of retail space located in the Port Imperial waterfront in West New York, New Jersey. If the Company is unable to consummate this acquisition, it may use the proceeds for other general corporate purposes and working capital, including contributing to the repayment of approximately $157 million in outstanding mortgage debt that is secured by its Soho Lofts property in Jersey City, New Jersey, a 377 unit multifamily residential property.

All of the shares of common stock will be offered pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by emailing prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001 or by emailing dg.prospectus_requests@bofa.com; or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from what is expressed or forecast in this press release. Readers are cautioned not to place undue reliance on these forward-looking statements. Factors that could materially affect results of the Company include those risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s preliminary prospectus supplement relating to the offering under the sections titled “Forward-Looking Statements” and “Risk Factors”, and the Company’s other public filings. Copies of each filing may be obtained from the Company or the SEC. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

About Veris Residential, Inc.

Veris Residential, Inc. is a forward-thinking, environmentally and socially conscious real estate investment trust (REIT) that primarily owns, operates, acquires and develops holistically inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. As of March 31, 2024, the Company owned or had interests in 22 multifamily rental properties, as well as non-core assets comprised of four parking/retail properties, plus developable land.

Investor Contact

Amanda Lombard

Chief Financial Officer

732-590-1010

alombard@verisresidential.com

Anna Malhari

Chief Operating Officer

732-590-1010

amalhari@verisresidential.com

Source: Veris Residential, Inc.